EXHIBIT 10.3

THIRD AMENDMENT TO

REAL ESTATE PURCHASE AGREEMENT

FOR IMPROVED REAL ESTATE

THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT FOR IMPROVED REAL ESTATE (this “Amendment”) is made and entered into effective as of this 12th day of December, 2011, by and between CP SUMMIT RETAIL LLC, a Georgia limited liability company (the “Seller”), and TNP ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H   T H A T:

WHEREAS, Purchaser, Seller and First American Title Company (“Escrow Agent”) are parties to that certain Real Estate Purchase Agreement for Improved Real Estate made and entered into as of September 29, 2011, as amended by that certain First Amendment to Real Estate Purchase Agreement for Improved Real Estate made and entered into as of October 13, 2011, and by that Second Amendment (“Second Amendment”) to Real Estate Purchase Agreement for Improved Real Estate made and entered into effective as of November 22, 2011 (as amended, the “Contract”), for the purchase and sale of real property commonly known as Summit Point located at 834 and 840 Glynn Street South, Fayetteville, Fayette County, Georgia (the “Property”), as more particularly described in the Contract;

WHEREAS, Purchaser and Seller desire to amend the Contract as set forth below;

NOW, THEREFORE, for and in consideration of the Property and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Definitions. All terms used in this Amendment with an initial capital letter which are not otherwise defined herein shall have the meanings given to such terms in the Contract.

2. Closing. Notwithstanding anything to the contrary set forth in the Contract, Purchaser and Seller hereby agree that the Closing is extended to December 16, 2011.

3. Preferred Equity; Property Management. Purchaser agrees that, provided Seller does not require any material changes to the proposed Operating Agreement of TNP SRT Summit Point Holdings, LLC (the “Operating Agreement”), it has, as contemplated in Section 5 of the Second Amendment, approved the Operating Agreement. Purchaser and Seller each waive the requirement of the Sub-Management Agreement.

4. Ratification. Except as expressly modified hereby, the Contract shall remain unamended and in full force and effect and is hereby ratified and confirmed by the parties hereto.

5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

11. Facsimile or E-Mail. The faxed or e-mailed signature of any party shall be binding upon such party.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

PURCHASER:

TNP ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ James Wolford

Name:	James Wolford

Title:	CFO

SELLER:

CP SUMMIT RETAIL LLC, a Georgia limited liability company

By:	/s/ Richard A. Dippolito
Richard A. Dippolito, Member

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